Exhibit 99.1

ManTech Stockholders Approve Acquisition by Carlyle

HERNDON, Va., Sept. 07, 2022 – ManTech International Corporation (Nasdaq: MANT) (“ManTech” or the “Company”), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced that its stockholders approved a proposal to adopt the merger agreement entered into between the Company and Carlyle (NASDAQ: CG) at a Special Meeting of Stockholders held on September 7, 2022. As previously announced, under the terms of the transaction, ManTech stockholders will receive $96.00 per share in cash.

“We thank our stockholders for their strong support of this transaction,” said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips. “We look forward to completing the transaction with Carlyle to deliver immediate and premium value to our stockholders, stronger outcomes for our customers and more opportunities for our employees.”

Over 99% of the votes cast at the Special Meeting were voted to adopt the Merger Agreement. ManTech will provide final vote results for the Special Meeting, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

The closing of the proposed transaction remains subject to certain customary closing conditions. Pending satisfaction of such conditions, the transaction is expected to close during the week of September 12, 2022.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and King & Spalding LLP is serving as legal counsel to ManTech in connection with the transaction.

Robert W. Baird & Co. is serving as financial advisor and Latham & Watkins LLP is serving as legal advisor to Carlyle in connection with the transaction.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. federal government agencies. In business for more than 53 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems engineering and software application development solutions that support national and homeland security. Additional information on ManTech can be found at www.mantech.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and Carlyle. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contacts:

ManTech Investor Relations Stephen Vather VP, M&A and Investor Relations (703) 218-6093 Stephen.Vather@ManTech.com	ManTech Media Sheila Blackwell VP, Enterprise Marketing & Communications (301) 717-7345 Sheila.Blackwell@ManTech.com